EXHIBIT 99.2

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE YEAR ENDED DECEMBER 31, 2004 FOR OIL PROPERTIES AND RELATED ASSETS PURCHASED BY BREITBURN OPERATING, LP FROM CALUMET FLORIDA, LLC, A WHOLLY OWNED COMPANY OF VULCAN RESOURCES FLORIDA, INC.

SUPPLEMENTAL FINANCIAL INFORMATION FOR OIL PRODUCING ACTIVITIES (UNAUDITED)

Report of Independent Auditors

To the Board of Directors of BreitBurn GP, LLC
And Unitholders of BreitBurn Energy Partners L.P. and Subsidiaries (the "Partnership"):

We have audited the accompanying Statement of Revenues and Direct Operating Expenses for the assets acquired as defined in the May 24, 2007 Amended and Restated Asset Purchase Agreement with Calumet Florida, L.L.C., a wholly owned subsidiary of Vulcan Resources Florida, Inc. (the "Acquired Assets") for the year ended December 31, 2004. This Statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of BreitBurn Energy Partners L.P.) as described in Notes 2 and 3 and are not intended to be a complete presentation of the Acquired Asset's revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and direct operating expenses of the Acquired Assets for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP
Los Angeles, CA
August 10, 2007

CALUMET PROPERTIES

Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2004 for Oil Properties and Related Assets Purchased by BreitBurn Operating, LP from Calumet Florida, L.L.C. , a wholly owned company of Vulcan Resources Florida, Inc.

Thousands of dollars	For the Year Ended December 31, 2004
Revenues	$24,182
Direct Operating Expenses:
Production Expenses	9,125
Production and Other Taxes	1,461
Oil Transportation Expense	$3,231
Excess of Revenues Over Direct Operating Expenses	$10,365

CALUMET PROPERTIES
Notes to the Statement of Revenues and Direct Operating Expenses

1.	The Properties

On May 24, 2007, BreitBurn Operating L.P. (BreitBurn), a wholly owned subsidiary of BreitBurn Energy Partners L.P., entered into an Amended and Restated Asset Purchase Agreement with Calumet Florida, L.L.C (Calumet), to acquire certain interests in oil leases and related assets located along the Sunniland Trend in south Florida, referred herein as “Calumet Assets”. The Calumet Assets are comprised of five separate oil fields, one 23-mile pipeline serving one field, one storage terminal and rights in a shipping terminal. The transaction closed on May 24, 2007.

2.	Basis For Presentation

The Statement of Revenues and Direct Operating Expenses presents the revenues and direct operating expenses of the Calumet Assets acquired for the year ended December 31, 2004. From January 1, 2004 through July 27, 2004, the Calumet Assets were part of a larger group of assets owned and operated by Plains Resources Inc. (Plains), a publicly traded company. On July 27, 2004, certain members of Plains management and a subsidiary of Vulcan Energy acquired the outstanding shares of Plains and the company ceased to be publicly traded. Separate audited financial statements for the Calumet properties were not prepared for the period of January 1, 2004 through July 27, 2004. For the period August 1, 2004 through December 31, 2004, audited financial statements were prepared on a consolidated basis and included assets other than the Calumet Assets.

Because the Calumet Assets were part of a larger group of assets, representative amounts of general and administrative expenses, interest expense and other indirect costs were not specifically allocated to the Calumet Assets nor would these costs be relevant to the future operations of the Calumet Assets. As a result the historical Statement of Revenues and Direct Operating Expenses for the year ended December 31, 2004 is presented in lieu of the full financial statements as required under Item 3-05 of the Securities and Exchange Commission Regulation S-X.

Revenues in the accompanying Statement of Revenues and Direct Operating Expenses reflect crude oil sales that were recognized as deliveries were made and title passed to the purchaser. Direct operating expenses were recognized on the accrual basis of accounting and consist of the direct costs incurred in producing, transporting and marketing the crude oil produced from the Calumet Assets.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CALUMET PROPERTIES
Notes to the Statement of Revenues and Direct Operating Expenses

3.	Omitted Historical Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available on an individual property basis and is not meaningful to the Calumet Assets. Historically, no allocations of general and administrative expense, interest expense and other indirect costs were made to the Calumet Assets. Accordingly, the Statement of Revenues and Direct Operating Expenses is presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

4.	Commitments and Contingencies

Pursuant to the terms of the Amended and Restated Asset Purchase Agreement between the seller and BreitBurn, any claims, litigation or disputes or any matters arising in connection with ownership of the Calumet Assets before and after the closing date are the responsibilities of BreitBurn. Management of the Calumet Assets is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the Statement of Revenues and Direct Operating Expenses.

Supplemental Financial Information For Oil Producing Activities (UNAUDITED)

Estimated Oil Reserves

The following information regarding estimates of the Company’s proved oil reserves, all located in the United States, is based on reports prepared on behalf of the Company by petroleum engineers. Because oil reserve estimates are inherently imprecise and require extensive judgments of reservoir engineering data, they are generally less precise than estimates made in conjunction with financial disclosures. The revisions of previous estimates as reflected in the table below result from more precise engineering calculations based upon additional production histories and price changes:

Proved developed and undeveloped reserves — beginning of year	14,546
Revisions of previous estimates	(468)
Purchases of oil reserves	-
Extensions, discoveries and other additions	-
Production	(724)
Proved developed and undeveloped reserves — end of year	13,354

Proved developed reserves — end of year	11,468

CALUMET PROPERTIES
Supplemental Financial Information For Oil Producing Activities (UNAUDITED) continued

Standardized Measure of Discounted Future Net Cash Flows From Oil Operations and Changes Therein

The standardized measure of discounted future net cash flows was determined based on the economic conditions in effect at the end of the years presented, except in those instances where fixed and determinable price escalations are included in contracts. The disclosures below do not purport to present the fair market value of the Company’s oil reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates. The standardized measure of discounted future net cash flows is presented as follows:

Future gross revenues	$385,522
Future costs:
Lease operating expenses	(148,797)
Development costs	(29,008)
Future net cash flows	207,718
Discount at 10% per annum	$(88,129)
Standardized measure of discounted future net cash flows	$119,589

The following are the principal sources of changes in the standardized measure of discounted future net cash flows:

Beginning of year	$77,453
Sales, net of production expense	(10,365)
Net change in sales & transfer prices, net of production expense	57,761
Previously estimated development costs incurred during year	1,685
Changes in estimated future development costs	(3,461)
Extensions, discoveries & improved recovery, net of costs	-
Purchase of reserves in-place	-
Sale of reserves in-place	-
Revision of quantity estimates & timing of estimated production	(11,229)
Accretion of discount	7,745
Balance at end of year	$119,589